                                                                    Exhibit 99.7

                           CONSENT OF DIRECTOR NOMINEE

         I hereby consent to the use in the "Election of Directors of New Iron Mountain" section of the Prospectus constituting part of the Registration Statement on Form S-4 of Pierce Leahy Corp., as amended, of my name as a nominee to be a director of Pierce Leahy Corp. effective upon the closing of the merger described in such Prospectus.

                                                           /s/ Clarke H. Bailey
                                                           --------------------
                                                           Clarke H. Bailey
                                                           November 18, 1999